DESERT CANADIANS LTD
Website

Pixel Blue fx
Curtis Greenland

Managing Director
October 29, 2009

1.0 Executive Summary

This proposal will outline the components of the website, our design and development process and the overall cost of the project. We are recommending that this project be completed in phases and each phase will have an approval process with respect to deployment and delivery to the client.

Our approach to design is simple as we build websites that are visually appealing and functional. The website will be the medium for which users can navigate through the site. The primary page, or home page, can always be accessed from any page bringing the user back to the main portal. The secondary pages will have the same feel as the primary pages, but will be slightly different. This allows the users to visually recognize that they have navigated away from the main portal of the site.

There are many aspects of designing a website and due to the rapid development of the Internet, new aspects may emerge through the process of developing this particular site. The primary goals of the website may vary depending on the desired exposure and response. However for the typical websites, the basic aspects of design are:

- The content: the substance, and information on the site should be relevant to the site and should target the area of the public that the website is concerned with.
- The usability: the site should be user-friendly, with the interface and navigation simple and reliable.
- The appearance: the graphics and text should include a single style that flows throughout, to show consistency. The style should be professional, appealing and relevant.

- The visibility: the site must also be easy to find via most, if not all, major search engines and advertisement media.

2.0 Components

The website, before it is built, will require a brand developed for the organization. The brand's look and feel will be carried throughout the entire website. We recommend working on this project in four phases.

Phase 1
Brand Development
Website Preliminary Designs
Website Revisions from approval process
Phase 2
Website Development
Content Propagation
Phase 3
User content upload and submission
Development and Coding
Phase 4
ECommerce Development
Secure sign access
Web Security and Deployment

Phase 1: This phase will require most of the design. There will be some preliminary meetings with the client to get the idea for the site. The next step will be the actual design of these elements and then client approval. Once the client has approved these designs, we can move to Phase 2.

Phase 2: This phase is when the site is actually developed and deployed to the Internet. The client will need to provide content to us as we will need to propagate the various sections of the website. At this point the website will be live and people can view it, but there will be no functionality and inventory on the site.

Phase 3: This phase will enable the site to be "open for business". Once the inventory content is uploaded and users will be able to upload their own content, the site will be fully functional. Any payments, questions and interactivity will be handled by email outside of the site. Phase 4 will automate this process

Phase 4: This phase will enable the site to be fully automated. Allowing users to talk with each other on the site, collect payments and distribute payments automatically, and allow users to control and edit property specific content.

3.0 Deliverables

The deliverables are broken into four phases. There will be a deposit of $4,500 required before the project starts. Once the payment has been received, we will begin development on the first phase.

Phase 1	
Brand Development	
Website Prelim Designs	
Website Revisions from approval process	$4,500.00
Phase 2	
Website Development	
Content Propagation	$4,000.00
Phase 3	
User content upload and submission	
Development and Coding	$4,300.00
Phase 4	
eCommerce Development	
Secure sign access	
Web Security and Deployment	$12,800.00
	$25,600.00

Each phase will be commenced upon receipt of approval of the previous phase(s). If approval is not granted, the contract will be terminated with no obligation on the part of either party.

4.0 Proposal Acceptance

By signing below, you agree to the phases outlined above with respect to payments and to the deliverables.

Curtis Greenland
Pixel Blue fx

Carol Callaghan, pres.
Desert Canadians